Exhibit 99.1

Modern Systems Reports Second Quarter 2015 Results

Thursday, August 13, 2015

SEATTLE, Washington — August 13, 2015 — ModSys International Ltd. “Modern Systems” (NASDAQ: MDSY) today announced second quarter financial results for 2015 with revenue of $3.3 million and operating loss of ($123 thousand).

Revenue was $3.3 million an improvement of 77% to prior year and 46% to first quarter. On a Non-GAAP basis, the operating profit was $239,000 or $0.01 earnings per share which is favorable to both prior year and prior quarter.

Matt Bell, Chief Executive Office and President, commented, “For the second quarter in a row, we are excited to report positive results. We had revenue of $3.3 million and a reduction in operating expenses. We have a good pipeline of deals and we are aggressively working to make 2015 a year of noticeable improvement. Additionally, the Board of Directors has formed a Special Committee to explore strategic alternatives to enhance shareholder value. We believe there are compelling opportunities for Modern Systems and that now is the right time to explore those opportunities.”

Modern Systems also announced today, that Rick Oppedisano, the Company’s Vice President of Marketing, will leave the company September 29, 2015. “On behalf of the entire company, we would like to thank Rick for his passion and dedication in building our brand and reestablishing Modern Systems as a leader for legacy modernization,.” said Mr. Bell.

Modern Systems will go over the following numbers during the quarterly conference call today at 4:30PM Eastern Daylight Savings Time. The call can be accessed by dialing 1-888-455-2263 within the United States, or via local US number 1-719-457-2727 if calling internationally, approximately five minutes prior to its scheduled commencement. The participant code for the call is 7057238. See related 8-K and 10-Q filings for additional details.

GAAP Results (in thousands US$)	Q2 2015	Q1 2015	Q2 2014
Revenue	3,327	2,286	1,881
Operating loss	(123)	(1,374)	(797)
Net loss attributable to ModSys International Ltd. Shareholders	(108)	(1,379)	(751)
Loss per share, basic and diluted	$(0.01)	$(0.08)	$(0.07)

Non-GAAP Results (in thousands US$)	Q2 2015	Q1 2015	Q2 2014
Revenue	3,327	2,286	1,881
Operating profit (loss)	239	(973)	(595)
Net income (loss) attributable to ModSys International Ltd. Shareholders	254	(978)	(568)
Earnings (loss) per share, basic and diluted	$0.01	$(0.05)	$(0.05)

Non-GAAP financial measures

The release includes non-GAAP diluted earnings (loss) per share and other non-GAAP financial measures, including non-GAAP operating income (loss) and non-GAAP net income (loss). These non-GAAP measures exclude the following items:

●	Amortization of intangible assets;
●	Stock-based compensation; and
●	Revaluation of derivatives.

The presentation of these non-GAAP financial measures should be considered in addition to Modern Systems’ GAAP results and is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Modern Systems’ management believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance by excluding certain charges and gains that may not be indicative of Modern Systems’ core business operating results. Modern Systems believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Modern Systems’ performance. These non-GAAP financial measures also facilitate comparisons to Modern Systems’ historical performance. Modern Systems includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. Non-GAAP measures are reconciled to comparable GAAP measures in the table entitled “Unaudited Reconciliation of GAAP to Non-GAAP Results.”

About Modern Systems

ModSys International Ltd. (”Modern Systems”) (NASDAQ: MDSY) is a legacy platform modernization provider. The Modern Systems portfolio includes a comprehensive suite of tools and services for automated database and application migration. Leveraging over 20 years of best-practice domain expertise, Modern Systems works closely with its customers to minimize risk and provide a clear path from legacy platforms like COBOL, Natural/Adabas and others to modern solutions like SQL, DB2, Java and more.  Modern Systems’ customers come from diverse industries and vertical markets such as automotive, banking and financial services, insurance, manufacturing, and retail.  Modern Systems has seven offices throughout the United States, the United Kingdom, Italy, Romania, and Israel. Unless the context requires otherwise, all references in this press release to “we,” “our,” “us,” “the Company,” and “Modern Systems” refer to ModSys International Ltd. and its subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release may be deemed forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal Securities laws. You can identify these and other forward-looking statements by the use of words such as “may,” “will,” “plans,” “believes,” “estimates,” “expects,” “predicts”, “intends,”  the negative of such terms, or other comparable terminology. Because such statements deal with future events, plans, projections, or future performance of the Company, they are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s current expectations. These risks and uncertainties include but are not limited to: the effects of the global economic and financial trends; market demand for the Company’s products; successful implementation of the Company’s products; changes in the competitive landscape, including new competitors or the impact of competitive pricing and products; and such other risks and uncertainties as identified in Modern Systems’ most recent Quarterly Report on Form 10-Q and other reports filed by it with the SEC. Except as otherwise required by law, Modern Systems undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  This press release is also available at www.modernsystems.com. All names and trademarks are their owners’ property.

Company Contact:

Rick Rinaldo, CFO

Modern Systems

www.modernsystems.com

rrinaldo@modernsystems.com

2

ModSys International Ltd.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2015	2014
	Unaudited	Audited
ASSETS
CURRENT ASSETS:

Cash and cash equivalents	$760	$449
Restricted cash	4	8
Trade accounts receivable, net	3,217	2,479
Other current assets	302	176
Total current assets	4,283	3,112

LONG-TERM ASSETS:

Property and equipment, net	275	321
Goodwill	25,803	25,803
Intangible assets and others, net	5,079	5,587
Total long-term assets	31,157	31,711

Total assets	$35,440	$34,823

LIABILITIES AND EQUITY

CURRENT LIABILITIES:

Short-term bank credit and others	$2,802	$1,269
Trade accounts payable	1,508	1,230
Deferred revenue	531	546
Other current liabilities	875	989
Total current liabilities	5,716	4,034

LONG-TERM LIABILITIES:

Accrued severance pay, net	243	229
Loans from others	114	114
Other non-current liabilities	255	40
Total long-term liabilities	612	383

Total Equity	29,112	30,406

Total liabilities and equity	$35,440	$34,823

3

ModSys International Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	Unaudited		Unaudited

Revenue	$3,327	$1,881	$5,613	$3,752
Cost of revenue	1,663	1,029	3,363	2,011
Gross profit	1,664	852	2,250	1,741

Research and development costs	360	191	746	525
Selling, general and administrative expenses	1,173	1,458	2,493	2,873
Amortization of intangible assets	254	-	508	-
Total operating expenses	1,787	1,649	3,747	3,398

Operating loss	(123)	(797)	(1,497)	(1,657)

Financial income (expense), net	9	6	(38)	35
Loss before taxes on income	(114)	(791)	(1,535)	(1,622)

Taxes on income	1	-	14	18
Net loss	(115)	(791)	(1,549)	(1,640)

Less: Net income (loss) attributable to non-controlling interest	(7)	(40)	(62)	35
Net loss attributable to ModSys International Ltd. shareholders	$(108)	$(751)	$(1,487)	$(1,675)
Loss per share - basic and diluted:
Attributable to the shareholders	$(0.01)	$(0.07)	$(0.08)	$(0.15)

Weighted average shares outstanding, basic and diluted	17,890	11,453	17,877	11,435

4

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share data)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	Unaudited		Unaudited

GAAP gross profit	$1,664	$852	$2,250	$1,741
Amortization of intangible assets	-	-	-	-
Non-GAAP gross profit	$1,664	$852	$2,250	$1,741

GAAP operating loss	$(123)	$(797)	$(1,497)	$(1,657)
Amortization of intangible assets	254	-	508	-
Stock-based compensation	108	202	255	386
Non-GAAP operating profit (loss)	$239	$(595)	$(734)	$(1,271)

GAAP net loss attributable to ModSys International Ltd. shareholders	$(108)	$(751)	$(1,487)	$(1,675)
Amortization of intangible assets	254	-	508	-
Stock-based compensation	108	202	255	386
Revaluation of derivatives	-	(19)	-	(45)

Non-GAAP net income (loss) attributable to ModSys International Ltd. shareholders	$254	$(568)	$(724)	$(1,334)

Weighted average shares outstanding
Basic	17,890	11,453	17,877	11,435
Diluted	18,003	11,453	17,877	11,435

Non - GAAP Income (loss) per share
Basic	$0.01	$(0.05)	$(0.04)	$(0.12)
Diluted	$0.01	$(0.05)	$(0.04)	$(0.12)

5

ModSys International Ltd.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2015	2014	2015	2014
	Unaudited		Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(115)	$(791)	$(1,549)	$(1,640)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	275	16	555	54
Decrease in accrued severance pay, net	15	(9)	14	(23)
Stock–based compensation	108	203	255	385
Change in fair value of derivatives	-	(20)	-	(45)
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	(585)	118	(738)	(391)
Decrease (increase) in other current assets	(63)	(12)	(115)	(60)
Increase (decrease) in trade payables	(95)	2	278	18
Increase (decrease) in other liabilities and deferred revenues	(169)	11	86	(462)
Net cash used in operating activities	(629)	(482)	(1,214)	(2,164)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	-	(2)	(8)	(41)
Net cash used in investing activities	-	(2)	(8)	(41)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short term bank credit and others	583	-	1,533	-
Net cash provided by financing activities	583	-	1,533	-

NET CASH INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(46)	(484)	311	(2,205)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	806	871	449	2,592
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$760	$387	$760	$387

6